The transformation to a holding company structure described in this document involves securities of a Japanese company. The offer is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in this document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of its officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the issuer may purchase securities otherwise than in connection with the transformation to a holding company structure, such as in the open market or through privately negotiated purchases. This document has been translated from the Japanese-language original for reference purposes only. In the event of any conflict or discrepancy between this document and the Japanese-language original, the Japanese-language original shall prevail in all respects.

Transformation to a Holding Company Structure May 13, 2021 1. Background and Objectives of Transition to Holding Company Structure ---------------------------------------------- 2. Outline of the Holding Company ---- 3. Group Management Philosophy ----- 4. Group Structure ---------------------- 5. Holding Company’s Governance System ------------------------------------- 6. Management Plan (Outline) --------- 7. Transition Schedule ------------------ P1 P2 P3 P7 P5 P6 P4

1. Background and Objectives of Transition to Holding Company Structure Mar. 1975 Aug. 1982 Sep. 2012 June 2013 June 2019 Juroku Lease established Merger with Gifu Bank Juroku Diamond Credit established (now Juroku Card) Juroku Research Institute established Juroku Tokai Tokyo Securities commencement of operations Apr. 2021 NOBUNAGA Capital Village established As a financial institution with its operating base in Gifu and Aichi prefectures, the Bank’s aim has been to become a comprehensive financial group that builds a future with its local communities and achieves sustainable growth with local economies by creating common value through engagement in dialogue with local communities. At the same time, there have been major changes in the business environment surrounding regional financial institutions, such as the ongoing low - interest policy and intensifying competition across industries and business categories. In order to contribute to a sustainable society, regional financial institutions must transform their business models to adapt to deregulation. For these reasons, the Group has decided to transition to a holding company structure in order to expand our business domain such as by establishing new businesses, strengthen collaboration and optimize the allocation of resources within the Group by reforming the thinking and behavior of our officers and employees, enhance auditing and supervisory functions, and accelerate business execution. Under the holding company structure, the Group will work to enhance corporate value by creating a business structure that can respond flexibly to changes in the business environment in order to support our customers’ businesses, in which the Group’s management resources are concentrated, and fulfil our obligations toward sustainable regional growth. 2 Oct. 2021 Transition to holding company structure 1. Expand business domain 2. Optimize allocation of Group management resources 3. Enhance auditing and supervisory functions and accelerate business execution Objectives of Transition to Holding Company Structure ● Change in market scale ● Transformation of business model ● Change in society Creation of common value Sustainable regional growth Respond flexibly to change in environment Resolving challenges for customers and local communities Enhancing corporate value Our history

2. Outline of the Holding Company Trade name Juroku Financial Group, Inc. Head office location 8 - 26 Kandamachi, Gifu - shi, Gifu Representatives and board members (subject to change) Representative Director and Chairman Yukio Murase (currently President and CEO of The Juroku Bank) Representative Director and President Naoki Ikeda (currently Deputy President of The Juroku Bank) Director and Deputy President Akihide Ishiguro (currently Director and Managing Executive Officer of The Juroku Bank) Director Yukiyasu Shiraki (currently Director and Managing Executive Officer of The Juroku Bank) Director Shin Mishima (currently Director and Managing Executive Officer of The Juroku Bank) Director Hiroyuki Ota (currently Director and President of Juroku Tokai Tokyo Securities) Director Kikuo Asano (currently Outside Director of The Juroku Bank) Director Satoko Ito (currently Outside Director of The Juroku Bank) Director (Audit & Supervisory Committee Member) Naohiko Ishikawa (currently Standing Audit & Supervisory Board Member of The Juroku Bank) Director (Audit & Supervisory Committee Member) Shinji Ishihara (currently Outside Audit & Supervisory Board Member of The Juroku Bank) Director (Audit & Supervisory Committee Member) Satoe Tsuge Description of business ・ Banking business and management of companies that can be held as subsidiaries pursuant to the Banking Act, and all other business incidental or related thereto; ・ Other business that can be conducted by the holding company of a bank pursuant to the Banking Act Stated capital JPY 36,000 million Date of establishment October 1, 2021 Fiscal year end March 31 Securities exchanges on which shares are listed Tokyo Stock Exchange and Nagoya Stock Exchange Number of shares per unit 100 Accounting auditor Deloitte Touche Tohmatsu LLC Shareholder register administrator Mitsubishi UFJ Trust and Banking Corporation 3

3. Group Management Philosophy Our group management philosophy is inherited from the basic philosophy of The Juroku Bank, and represents the fundamental spirit of Juroku Financial Group and the foundation for all of our officers’ and employees’ activities. It consists of three parts: Mission, Vision, and Values. When putting our philosophy into practice, the specific conduct of our staff is governed by the Code of Conduct. Group Management Philosophy Code of Conduct Achieving growth and prosperity for our customers and the local community We seek to become a comprehensive financial group that builds a future with local communities and achieves sustainable growth in order to contribute to the realization of a sustainable society. Trust & Integrity Creation & Innovation" and Diversity & Inclusion We will act with integrity to secure the trust and business of our customers and the local community. Engagement Cycle Taking on the challenges faced by our customers and local communities, and resolving them together Juroku Financial Group: Creating the future of the region together We will maximize our group’s strengths by embracing individuality and leveraging diversity. We will respond to every change with innovation and determination, and create new value for the next generation. mission vision value 4

4 . Group Structure 5 The Holding Company will be established through a sole share transfer effective October 1, 2021, pursuant to which the Bank will become a wholly owned subsidiary company of the Holding Company. Step 1: Step 2: Six consolidated subsidiary companies of the Bank (i.e., Juroku Research Institute Co., Ltd., Juroku Tokai Tokyo Securities Co., Ltd., Juroku Card Co., Ltd., Juroku Lease Co., Ltd., Juroku Computer Service Co., Ltd., and NOBUNAGA Capital Village Co., Ltd.) are expected to be reorganized with the Holding Company as the direct investing company, with the aim of enhancing collaboration within the group. Sole Share Transfer (Establishment of the Holding Company) Transfer of Bank Shareholdings (After Establishment of the Holding Company) Step 1: Step 2: Juroku Financial Group Before Establishment of the Holding Company (Current structure) Enhanced group collaboration Juroku Business Service Juroku Research Institute Juroku Tokai Tokyo Securities Juroku Card Juroku Lease Juroku Computer Service Juroku Credit Guarantee NOBUNAGA Capital Village Juroku Financial Group Juroku Business Service Juroku Research Institute Juroku Tokai Tokyo Securities Juroku Card Juroku Lease Juroku Computer Service Juroku Credit Guarantee NOBUNAGA Capital Village Juroku Business Service Juroku Credit Guarantee Juroku Research Institute Juroku Card Juroku Lease Juroku Computer Service NOBUNAGA Capital Village Juroku Tokai Tokyo Securities The Juroku Bank The Juroku Bank The Juroku Bank

5 . Holding Company’s Governance System Shareholder meeting Board of directors Audit and supervisory committee Audit and supervisory committee office Management meeting Personnel affairs committee Compensation committee Group management meeting Group risk compliance meeting Group planning division Group management division Group risk division Group sales division Group management and auditing department Audits Consults with Advises Directs, receives reports from Collaborates with Juroku Financial Group, Inc. Elects/dismisses Accounting auditor Elects/dismisses Audits Collaborates with The Juroku Bank Instructs and manages Reports to and consults with Instructs and manages Reports to and consults with Audits Audits Collaborates with Group companies Other subsidiary companies 6 The Juroku Bank subsidiary companies Juroku Business Service, Juroku Credit Guarantee  The Holding Company will be a company with an audit and supervisory committee, strengthening not only the decision-making function, but also the auditing and supervisory function of the board of directors. We will also further enhance our corporate governance by working to monitor the execution of business, risk management, and compliance of group companies and to construct a group-wide management system.  Each group company will propose a business plan based on the group-wide management policy established by the Holding Company, and work to carry out its business efficiently through swift business decision-making and faster business execution. Juroku Research Institute, Juroku Tokai Tokyo Securities, Juroku Card, Juroku Lease, Juroku Computer Service, NOBUNAGA Capital Village Corporate Governance Under the Holding Company Structure

6. Management Plan (Outline) Juroku Financial Group seeks to maximize synergies through its three group strategies, with “expand business domain” and “respond to diversifying needs” as its growth drivers, “to become a comprehensive financial group that builds a future with local communities and achieves sustainable growth.” 7 Group Strategy Outline Improve usability and productivity ● Leveraging digital technology and data in customer marketing ● Accelerating digitalization of operations to create active time and enhance value Expand business domain Respond to diversifying needs Further leverage problem-solving power ● Leveraging consulting functions by concentrating group management resources ● Proposing diverse solutions to challenges Regional total design ● Playing a central role in regional revitalization by expanding business domain ● Redoubling efforts by all group officers and employees toward SDGs and regional revitalization Customer-first marketing strategy - Further leverage problem-solving power - Based on the principle of customer - first marketing, we will create common value with our customers and the local community by leveraging consulting functions through the concentration of group management resources and proposing diverse solutions to challenges. DX strategy - Improve usability and productivity - We will leverage digital technology and data through alliances within and outside the group for marketing to customers, accelerating digitalization of operations to create active time, and engage our officers and employees in high value-added activities. Regional commitment strategy - Regional total design - We will redouble efforts by all group officers and employees toward SDGs and regional revitalization to realize a sustainable society, and play a central role in regional revitalization in our management bases in Gifu and Aichi prefectures by expanding our business domain. Customer-first marketing strategy Regional commitment strategy DX strategy

7. Transition Schedule Juroku Financial Group is scheduled to be listed on the First Sections of the Tokyo Stock Exchange and Nagoya Stock Exchange on October 1, 2021, pursuant to the following schedule. 8 Friday, June 18, 2021 Tuesday, September 28, 2021 Wednesday, September 29, 2021 Friday, October 1, 2021 ● Annual General Meeting of Shareholders (Submission of proposal for transition to holding company structure) ● Last trading day of shares in The Juroku Bank ● Delisting of shares in The Juroku Bank (No trading on September 29 and 30) ● Effective date of the share transfer Establishment of Juroku Financial Group ● Trading of shares in Juroku Financial Group commences